THIS SECURITY IS A BOOK-ENTRY SECURITY WITHIN THE MEANING
          OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN CEDE & CO. OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY CEDE & CO. TO A NOMINEE OF CEDE & CO. OR BY A NOMINEE OF CEDE & CO. TO CEDE & CO. OR ANOTHER NOMINEE OF CEDE & CO.) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

                         INTERNATIONAL PAPER COMPANY

          R-1                                          $150,000,000
                                                   CUSIP 460146 AS2

               International Paper Company, a corporation duly organized and existing under the laws of New York (herein called the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of One Hundred Fifty Million Dollars ($150,000,000) on June 15, 2024 and to pay interest thereon from June 16, 1994 or from the most recent Interest Payment Date to which interest has been paid or duly provided for semi-annually in arrears on June 15 and December 15 in each year, commencing December 15, 1994, at the rate of 8 1/8% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.


               Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


               IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

          Dated: June 16, 1994

          [Seal]                    INTERNATIONAL PAPER COMPANY

          Attest:

          ____________________      By: _______________________
          Syvert E. Nerheim             Name:  E. William Boehmler
                                        Title: Vice President and
                                                 Treasurer

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                    THE CHASE MANHATTAN BANK,
          N.A.,
                                      as Trustee

                                    By:_________________________
                                       Authorized Signatory



                             REVERSE OF SECURITY

               This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture relating to Senior Debt Securities, dated as of April 1, 1994 (herein called the "Indenture"), between the Company and The Chase Manhattan Bank, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $150,000,000.

               The Securities of this series are subject to redemption at any time on or after June 15, 2004, as a whole or in part at the election of the Company, at the following Redemption Prices (expressed as percentages of principal amount), if redeemed during the 12-month period beginning on June 15 of the years indicated below:

                                                  Redemption
                         Year                        Price
                         -----                    ------------
                         2004                     103.774%
                         2005                     103.396%
                         2006                     103.019%
                         2007                     102.641%
                         2008                     102.264%
                         2009                     101.887%
                         2010                     101.509%
                         2011                     101.132%
                         2012                     100.755%
                         2013                     100.377%

          and thereafter at a Redemption Price equal to 100% of the principal amount, together, in the case of any such redemption, with accrued interest to the Redemption Date; provided, however, that installments of interest on this Security whose Stated Maturity is on or prior to such Redemption Date will by payable to the Holder of this Security, on one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

               Subject to and upon compliance with the provisions of the Indenture (unless previously redeemed), this Security, if submitted for redemption, is subject to redemption, at the option of the Holder, upon any Change in Control of the Company (as defined in the Indenture) unless the Continuing Directors as defined in the Indenture) shall have approved such Change in Control or the Company shall have called the Securities for redemption at the applicable Redemption Price for redemption at the option of the Company, in either case on or before the day which is ten days after such Change in Control (whether or not such call occurs before or after such Change in Control). The Holder's option so to redeem is exercisable on or before the end of the Exercise Period specified in the notice of the Company relating to such Change in Control at a Redemption Price equal to 100% of the principal amount hereof plus accrued interest to the Redemption Date. For this Security to be submitted for such redemption, the Company must receive at the office of one of the Paying Agents, prior to the close of business on the last day of such Exercise Period, this Security accompanied by written notice to the Company (which shall be substantially in the form of the form of notice hereon) that the Holder hereof instructs the Company to redeem this Security. Such notice duly received shall be irrevocable.

               Notice of redemption will be given by mail to Holders of Securities, not less than 30 nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture.

               In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

               The Indenture contains provisions for defeasance of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth therein.

               If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

               The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.


               As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (and premium, if any) or interest on this Security on or after the respective due dates expressed herein.

               No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

               As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

               The Securities of this series are issuable only in registered form, without coupons, in denominations of $100,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

               No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

               All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


               FORM OF NOTICE OF REDEMPTION AT HOLDER'S OPTION

          To:  INTERNATIONAL PAPER COMPANY

               The undersigned Holder of this Security hereby irrevocably instructs the Company to redeem this Security in accordance with the terms of the Indenture referred to in this Security.

               The instruction being given in exercise of the Holder's option to require redemption of this Security to the extent provided in such Indenture upon a Change in Control of the Company.

          Dated:________________

                                    ______________________________
                                             Signature

                                    If only a portion of this
                                    Security is submitted for
                                    redemption, please indicate:

                                    1.   Principal Amount
                                         submitted for redemption:
                                         U.S.$_________________

                                    2.   Amount and denomination
                                         of Registered Securities
                                         representing principal
                                         amount of this Security
                                         not submitted for
                                         redemption to be issued:

                                         Amount:
          U.S.$____________

                                         Denominations:

          U.S.$_____________________
                                         (U.S.$5,000 or an
                                         integral multiple
                                         thereof)

          Note: Exercise of the option to require redemption is irrevocable.